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Exhibit 23.5

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275
DALLAS, TEXAS 75230 - 5805
(972) 788-1110 Telefax 991-3160
E-Mail: forgarb@forgarb.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Halcón Resources Corporation (formerly RAM Energy Resources, Inc.), a Delaware corporation, of the information contained in our report dated February 7, 2012, in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2012. We also hereby consent to the reference to our firm under the caption "Experts" in such Registration Statement.

FORREST A. GARB & ASSOCIATES, INC.
	By:	/s/ WILLIAM D. HARRIS III William D. Harris III CEO/President
Dallas, Texas September 27, 2013

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  Exhibit 23.5
FORREST A. GARB & ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS